                       SECOND AMENDMENT TO LINE OF CREDIT
                        TERM LOAN AND SECURITY AGREEMENT


     This Second Amendment to Line of Credit Term Loan and Security Agreement ("Second Amendment") is entered into effective the 23rd day of December, 1999 by and between PROGRESS BANK (the "Bank"), a Federal savings bank with offices at 4 Sentry Parkway, Suite 200, Blue Bell, Pennsylvania 19422, and ORTHOVITA, INC., a Pennsylvania corporation ("Borrower"), with offices at 45 Great Valley Parkway, Malvern, Pennsylvania 19355.

                                   BACKGROUND

     A. Borrower and the Bank are parties to a Line of Credit, Term Loan and Security Agreement dated September 19, 1997 as amended by a First Amendment to Line of Credit, Term Loan and Security Agreement dated August 31, 1998 (the "Agreement").

     B. Borrower has requested the Bank to renew and increase the amount of the Line of Credit Facility.

     C. The Bank has agreed to renew and increase the amount of the Line of Credit Facility under the terms and conditions of the Agreement, as hereby amended.

     D. The Bank and Borrower desire to enter into this Second Amendment for, among other reasons, the following:

          (i)  to renew and increase the amount of the Line of Credit Facility;
               and

          (ii) to amend certain other covenants with which Borrower must comply.

     E. The Agreement shall remain in full force and effect, without modification or amendment, except as specifically set forth below.

     NOW, THEREFORE, Borrower and the Bank intending to be legally bound, and in consideration of the aforementioned Background which is incorporated herein by reference, and in consideration of the terms and conditions set forth herein hereby agree as follows:

     1. All references in the Agreement and/or any of the Loan Documents to "the Agreement" or "this Agreement" shall be understood to refer to the Line of Credit, Term Loan and Security Agreement dated September 19, 1997, as amended by the First Amendment to Line of Credit, Term Loan and Security Agreement dated August 31, 1998 and as amended by this Second Amendment, and as the same may hereafter be amended from time to time. All terms not defined herein shall have the meanings given to them in the Agreement.

     2. CONFIRMATION OF EXISTING LOANS. Borrower hereby ratifies, confirms and acknowledges that the statements contained in the foregoing Background are true, accurate and correct and that the Loan Documents are valid, binding and in full force and effect as of the date hereof, Borrower further acknowledges, confirms, represents and warrants that it has no defenses, set-offs, counterclaims, or challenges to or against the payment of any sums owing under the Loan Documents, or to the enforceability or validity of the terms thereof. Borrower further acknowledges and confirms and represents and warrants that it has no claims, suits or causes of action against the Bank and hereby remises, releases and forever discharges the Bank, its officers, directors, shareholders, representatives and their successors and assigns, and any of them, from any claims, causes of action, suits, or demands whatsoever in law and equity, which it has or may have from the beginning of the world to the date of this Second Amendment. Neither this Second Amendment nor any of the documents executed in connection herewith, is in any way intended to constitute a novation of or to the Loan Documents.

     3. CONFIRMATION OF INDEBTEDNESS. Borrower confirms and acknowledges that as of June 30, 1999 no indebtedness was owed to the Bank by Borrower under the Loan Documents.

     4. Section 1.1 of the Agreement is hereby amended by deleting there from the definition of "Borrowing Base."

     5. The definition of "Warrant Agreement" in Section 1.1 of the Agreement is hereby amended to read in its entirety as follows:

               WARRANT AGREEMENT. Individually and collectively the Warrant Agreement issued to Progress Capital, Inc. on or about September 19, 1997 entitling Progress Capital, Inc. to purchase 5,000 shares of Borrower's Common Stock pursuant to the terms and conditions contained therein, the Warrant Agreement issued to Progress Capital, Inc. in April, 1998 entitling Progress Capital, Inc. to purchase 5,000 shares of Borrower's Common Stock pursuant to the terms and conditions therein and the Warrant Agreement issued to Progress Capital, Inc. on or about December __, 1999 entitling Progress Capital, Inc. to purchase 10,000 shares of Borrower's Common Stock pursuant to the terms and conditions contained therein.

     6. Section 2.1(a) of the Agreement is hereby amended to read in its entirety as follows:

               (a) Subject to, and in accordance with, the terms and conditions of this Agreement, the Bank agrees to make advances in integral multiples of 51,000 (the "Advances") to Borrower upon request at any time and from time to time during the period commencing on the date hereof and ending on the earlier of (i) the occurrence of an Event of Default, or (ii) the Loan Termination Date, in an amount which in the aggregate shall not exceed $2,000,000 in all cases less the sum of the then unpaid principal amount of all previous Advances.

     7. Section 2.1(d) of the Agreement is hereby amended to read in its entirety as follows:

               (d) The term of this Line of Credit shall commence as of September 19, 1997 and, unless earlier terminated, shall terminate on the earlier to occur of (i) an Event of Default (as defined herein), or (ii) December 23, 2000 (the "Loan Termination Date"). The Loan Termination Date may be extended or renewed by the Bank, in its sole discretion, on a day-to-day basis or otherwise, at the request of Borrower and upon a review of, among other things, Borrower's financial condition, business, operations and assets as reflected in Borrower's financial statements for the year ended December 31, 1999, which extension or renewal, if any, shall be evidenced by a letter to such affect from the Bank and by Borrower's execution and delivery of such other documents and instruments as the Bank may require.

     8. The first phrase of Section 2.2 and Section 2.2(a) of the Agreement are hereby amended to read in their entirety as follows:

               2.2 LINE OF CREDIT NOTE. The obligation of Borrower to pay the principal of, and accrued interest on the Line of Credit shall be evidenced by its promissory note (the "Line of Credit Note")

                    (a) payable to the order of the Bank in the face amount of Two Million Dollars ($2,000,000.00);

     9. Section 6.1(a)(vi) of the Agreement is hereby amended to read in its entirety as follows:

               (vi) BORROWER'S CERTIFICATE. Within thirty (30) days after the end of each period, a quarterly certificate of the officer of the Borrower who certified such statements, to the effect that:

                    (A) no Event of Default or Default has occurred
               and is continuing under this Agreement, or, if any such Event of Default or Default exists, specifying its nature, the period of its existence and the curative action Borrower has taken or proposes to take, and

                    (B) Borrower is not in default of any material
               provision under any material agreement to which it is a party, and

                    (C)  from time to time, such additional
               financial and other information as the Bank may request.

     10. The title to Section 6.1 is hereby amended to read in its entirety as follows:

          6.1  FINANCIAL STATEMENTS:  COMPLIANCE REPORT

     11. Section 6.1(a) of the Agreement is hereby amended to add thereto a new subsection (vii), as follows:

                    (vii) 10Q REPORTS. As soon as available, and in any event, not later than 60 days after the end of each period, Borrower shall furnish to the Bank its quarterly 10Q Reports.

     12. Section 6.1 is hereby amended to add thereto a new subsection (b) as follows:

               (b) Within thirty (30) days after the end of each fiscal quarter, Borrower shall submit to the Bank a quarterly covenant compliance certificate certifying to Borrower's compliance with the financial covenants set forth in Sections 6.2 - 6.5, signed by its chief financial officer in form and substance satisfactory to the Bank.

     13. Section 6.2 of the Agreement is hereby amended to read in its entirety as follows:

               6.2 MAXIMUM DEBT TO TANGIBLE NET WORTH. Borrower will maintain a ratio of Debt to Tangible Net Worth, which shall be verified at the close of each fiscal quarter of Borrower in accordance with GAAP, of no more than:

               (a)  from September 19, 1997 through June 30, 1999, 1.75:1.0: and

               (b)  from July 1, 1999 through the Loan Termination Date,
          1.0:1.0.

     14. Section 6.3 of the Agreement hereby amended to read in its entirety as follows:

               6.3 MINIMUM WORKING CAPITAL. Borrower will maintain a minimum Working Capital, which shall be verified at the close of each fiscal quarter of Borrower in accordance with GAAP, of at least:

                    (a) from September 19, 1997 through August 31, 1998, $1,000,000.00;

                    (b) from September 1, 1998 through June 30, 1999, $2,000,000.00; and

                    (c) from July 1, 1999 through the Loan Termination Date, $4,000,000.00.

     15. Section 6.4 of the Agreement is hereby amended to read in its entirety as follows:

               6.4 MINIMUM CASH LEVEL. Borrower will maintain a minimum cash and cash equivalent balance, which shall be verified at the close of each fiscal quarter of Borrower in accordance with GAAP, of:

                    (a) from September 19, 1997 through June 30, 1999, $1,000,000.00; and

                    (b) from July 1, 1999 through the Loan Termination Date, $4,000,000.00.

     16. Section 6.18 of the Agreement is hereby amended to read in its entirety as follows:

               6.18 USE OF PROCEEDS. Initially, Borrower shall use the proceeds of the Line of Credit for working capital and short-term borrowing purposes. All Advances from September 1, 1998 through June 30, 1999, shall be used to finance Qualified Accounts and Qualified Inventory. All Advances from July 1, 1999 through the Loan Termination Date shall be used for short term Working Capital. Borrower shall use the proceeds of the Term Loan to re-finance the acquisition of certain equipment previously purchased by Borrower.

     17. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants that, as of the date hereof:

          (a) Borrower has obtained all necessary authorization from its board of directors and shareholders to enter into this Second Amendment and the transactions contemplated hereby;

          (b)  The representations and warranties of Borrower set forth in
Article 4 of the Agreement are true and correct as of the date of this Second Amendment as if made on the date hereof;

          (c) There has been no material adverse change in the business, properties, operations or condition (financial or otherwise) of Borrower since December 31, 1998, the date of the financial statements most recently furnished by Borrower to Bank; and

          (d) As of the date of this Second Amendment there does not exist any Event of Default under the Agreement nor does there exist any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default under the Agreement.

     18. CERTIFICATE(S) OF INSURANCE. Borrower shall deliver to Bank certificate(s) of insurance evidencing that Borrower is in compliance with
Section 6.10 of the Agreement concurrently with the signing of this Second Amendment.

     19. EXPENSES. Borrower agrees to reimburse the Bank for its out-of-pocket expenses, including but not limited to attorneys' fees and other costs of preparation and filing concerning this Second Amendment and other documents as required by law or deemed necessary by the Bank, including but not limited to the cost of all filing fees and lien searches deemed necessary by the Bank. Such costs and expenses shall be paid by Borrower concurrently with the execution of this Second Amendment and all such expenses hereafter incurred shall be paid within fifteen (15) days after notice by the Bank.

     20. ADDITIONAL EVENTS OF DEFAULT. Without limiting the generality of the terms and conditions of the Agreement or this Second Amendment, the occurrence of any one or more of the following events shall constitute additional Events of Default under the Agreement:

          (a) The failure of Borrower's to duly perform or observe any obligation, covenant or agreement set forth in this Second Amendment;

          (b) Any representation or warranty of Borrower set forth herein is discovered to be materially untrue as of the date of this Second Amendment, or any statement, certificate or date furnished by Borrower to the Bank heretofore is discovered to be materially untrue as of the date as of which the facts therein set forth were stated or certified to be true.

     21. INCONSISTENCIES AND INTEGRATION. All of the terms, conditions and covenants, to the extent not expressly inconsistent with those set forth herein, of the Agreement or the other Loan Documents are incorporated herein by reference and shall remain in full force and effect unaffected and unaltered by the terms of this Second Amendment. To the extent there is any inconsistency between the terms of this Second Amendment and any of the Loan Documents, the terms of this Second Amendment shall control.

     22.  MISCELLANEOUS.

          (a) COMMITMENT FEE. Borrower shall pay the Bank a non-refundable fee in the amount of $10,000.00 for the Bank's commitments to renew and increase the amount of the Line of Credit. Such fee shall be paid concurrently with the execution of this Second Amendment.

          (b) WARRANT AGREEMENT. Concurrently with its execution of this Second Amendment, Borrower shall deliver to Progress Capital, Inc., a Warrant Agreement entitling Progress Capital, Inc. to purchase 10,000 shares of Borrower's Common Stock.

          (c) COLLATERAL. Borrower shall provide the Bank, prior to or concurrently with the execution of this Second Amendment, evidence satisfactory to it and its counsel that the Collateral is free and clear, as of the date hereof, of any and all security interests, except as set forth in the Agreement.

          (d) FURTHER ASSURANCES. From time to time Borrower shall execute and deliver to the Bank such additional documents and will provide such additional information as the Bank may reasonably request to carry out the intent of this Second Amendment.

          (e) GOVERNING LAW. This Second Amendment, and the rights and obligations of the parties under this Second Amendment, shall be governed by, and construed and interpreted in accordance with, the domestic, internal laws of the Commonwealth of Pennsylvania, without reference to principles of conflicts of law.

          (f) BINDING EFFECT AND ASSIGNMENT. This Second Amendment shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the parties hereto. Borrower shall not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the Bank.

          (g) SEVERABILITY. If any provision of this Second Amendment shall be invalid under applicable laws, such invalidity shall not affect any other provision of this Second Amendment that can be given effect without the invalid provision, and to this end, the provisions hereof are severable.

          (h) COUNTERPARTS AND HEADINGS. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. Section headings contained herein are for convenience of reference only and shall in no way affect or be used to construe or interpret this Second Amendment.

          (i) SEAL. This Agreement is intended to take effect as an instrument under seal.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

                                     ORTHOVITA, INC.

                                     By: /s/ BRUCE A. PEACOCK
                                         ---------------------------
                                         Bruce A. Peacock, President


                                     PROGRESS BANK

                                     By: /s/ STEVEN D. HOBMAN
                                         ---------------------------------------
                                         Steven D. Hobman, Senior Vice President

THIS SECOND AMENDED AND RESTATED LINE OF CREDIT NOTE AMENDS AND RESTATES, BUT DOES NOT REPAY, THE AMENDED AND RESTATED LINE OF CREDIT NOTE DATED AUGUST 31, 1998 FROM ORTHOVITA, INC. TO PROGRESS BANK IN THE ORIGINAL PRINCIPAL AMOUNT OF $1,000,000.00


                 SECOND AMENDED AND RESTATED LINE OF CREDIT NOTE


$2,000,000.00

     FOR VALUE RECEIVED, without set-off or deduction, ORTHOVITA, INC., a Pennsylvania corporation ("Maker"), in accordance with the terms and conditions set forth below, hereby promises to pay, as provided herein, to the order of PROGRESS BANK (the "Bank"), the principal sum of Two Million Dollars ($2,000,000.00) or such lesser amount as may be advanced to Maker, in lawful money of the United States of America, together with interest thereon at an annual rate equal to the "Prime Rate" (as defined herein) plus (i) from September 19, 1997 through August 31, 1998, one and one-half percent (1.50%), and (ii) from and after September 1, 1998, one percent (1.00%).

          (a) The "Prime Rate" is the floating annual rate of interest that is published as such in the Money Rates Section of THE WALL STREET JOURNAL and is sometimes used by the Bank as a reference base with respect to different rates charged to borrowers. The Prime Rate shall change simultaneously and automatically upon any change in such Prime Rate. The Bank's determination and designation from time to time of the referenced rate shall not in any way preclude the Bank from making loans to other borrowers at a rate which is higher or lower than or different from the Prime Rate.

          (b) Interest on this Note shall be due and payable monthly in arrears commencing on October 1, 1997, and continuing on the first day of each month thereafter until the Bank's credit availability evidenced by this Note has expired or been terminated, and the principal amount of an all accrued interest with regard to this Note have been paid in full (it being understood that interest shall again accrue upon any subsequent borrowing under the Line of Credit).

          (c) Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed (365/360 or 366/360 as appropriate).

          (d) Principal shall be due and payable in full on the earlier to occur of an Event of Default or the Loan Termination Date (as defined in Section 2.1(d) of the Loan Agreement).

          (e) Upon the occurrence of a monetary default hereunder, the rate of interest shall be increased to a rate equal to two percent (2%) above the then current rate of interest specified herein, payable on the date of default (the "Default Rate"). Interest shall continue to accrue at the

Default Rate, and continue to be paid even after default, maturity, acceleration, recovery of judgment, bankruptcy or insolvency proceeding of any kind, until such monetary default has been cured.

          (f) If any of the aforesaid payments of interest shall become overdue for a period in excess of ten (10) days, Maker shall pay the Bank a "late charge" of five percent (5%) of the monthly interest payment then past due.

          (g) All payments of principal and interest with regard to this Note shall be made in lawful money of the United States of America in immediately available funds at the Bank's office at 4 Sentry Parkway, Suite 200, P.O. Box 3036, Blue Bell, PA 19422 or at such other place as the Bank shall designate in writing.

          (h) Maker shall not be obligated to pay and the Bank shall not collect interest at a rate in excess of the maximum permitted by law or the maximum that will not subject the Bank to any civil or criminal penalties. If, because of the acceleration of maturity, the payment of interest in advance or any other reason, Maker is required, under the provisions of the Line of Credit, Term Loan and Security Agreement dated September 19, 1997 between Maker and the Bank, as amended (the "Loan Agreement"), to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate, and any payment made in excess of such maximum rate, together with interest thereon at a rate provided herein from the date of such payment, shall be immediately and automatically applied to the reduction of the unpaid principal balance of this Note as of the date on which such excess payment is made. If the amount to be so applied to reduction of the unpaid principal balance exceeds the unpaid principal balance, the amount of such excess shall be refunded by the Bank to Maker.

          (i) Notwithstanding the face amount of this Note, the liability of the Maker under this Note shall be limited at all times to the unpaid principal amount of, all accrued unpaid interest on, all late charges with respect to, and all costs incurred in the collection of any sum due under and in connection with the Line of Credit Facility (as provided in Section 2.1 of the Loan Agreement) and as reflected on the records of the Bank.

          (j) This Note is the Note referred to in Section 2.2 of the Loan Agreement and is entitled to all the benefits of such Loan Agreement and all the security referred to therein. In the event of a conflict between the terms of this Note and the terms of the Loan Agreement, the terms of the Loan Agreement shall control.

          (k) All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Agreement which are to be kept and performed by Maker are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Maker covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

          (l) Upon the occurrence of an Event of Default as that term is defined in Article 8 of the Loan Agreement, then, and in such event, the Bank may declare this Note to be due and payable, whereupon the entire unpaid balance of principal, together with all accrued interest thereon, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything herein or in the Loan Agreement to the contrary notwithstanding.

          (m) UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, AS THAT TERM IS DEFINED IN ARTICLE 8 OF THE LOAN AGREEMENT, MAKER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE TO APPEAR AT ANY TIME FOR MAKER IN ANY ACTION BROUGHT AGAINST SUCH MAKER ON THIS NOTE AT THE SUIT OF THE BANK, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST MAKER FOR THE ENTIRE UNPAID PRINCIPAL OF THIS NOTE AND ALL OTHER SUMS PAYABLE BY OR ON BEHALF OF MAKER PURSUANT TO THE TERMS OF THIS NOTE OR THE LOAN AGREEMENT, AND ALL ARREARS OF INTEREST THEREON, TOGETHER WITH COSTS OF SUIT, ATTORNEY'S COMMISSION FOR COLLECTION OF FIVE PERCENT (5%) OF THE TOTAL AMOUNT THEN DUE BY MAKER TO THE BANK (BUT IN ANY EVENT NOT LESS THAN ONE THOUSAND DOLLARS ($1,000.00)), AND FOR SO DOING THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. THE AUTHORITY GRANTED HEREIN TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF BUT SHALL CONTINUE FROM TIME TO TIME AND AT ALL TIMES UNTIL PAYMENT IN FULL OF ALL THE AMOUNTS DUE HEREUNDER.

          (n) The remedies of the Bank as provided herein or in the Loan Agreement, and the warranties contained herein or in the Loan Agreement shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of the Bank, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

          (o) Maker hereby waives and releases all errors, defects and imperfections in any proceedings instituted by the Bank under the terms of this Note or of the Loan Agreement, as well as all benefit that might accrue to Maker by virtue of any present or future laws exempting any property, real, personal or mixed, or any part of the proceeds arising from any sale of any such property, from attachment, levy, or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order desired by the Bank. MAKER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY.

          (p) Maker and all endorsers, sureties and guarantors hereby jointly and severally waive presentment for payment, demand, notice of demand, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and they agree that the liability of each of them shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Bank with respect to the payment or other provisions of this Note, and to the release of the collateral or any part thereof, with or without authorization and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

          (q) The Bank shall not be deemed, by any set of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Bank, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

          (r) This instrument shall be governed by and construed according to the domestic, internal laws (but not the law of conflict of laws) of the Commonwealth of Pennsylvania.

          (s) Whenever used, the singular number shall include the plural, the plural the singular; the use of any gender shall be applicable to all genders, and the words the "Bank" and "Maker" shall be deemed to include the respective successors and assigns of the Bank and Maker.

          (t) Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by its authorized officers, and its corporate seal to be affixed and attested, effective the 23rd day of December, 1999.

                                        ORTHOVITA, INC.

                                        By: /s/ BRUCE A. PEACOCK
                                            ---------------------------
                                            Bruce A. Peacock, President